UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 23, 2005, RITA Medical Systems, Inc. (the “Company”) entered into an Approval and Consent (the “Consent”) with SF Capital Partners Ltd. (“SF Capital”), BayStar Capital II, L.P. (“BayStar”), Walker Smith Capital (and its affiliates) ("Walker Smith") and Capital Ventures International ("CVI"). The Company is party to certain Stock and Warrant Purchase Agreements dated November 24, 2004 (the “Purchase Agreements”) with each of SF Capital, BayStar, Walker Smith and CVI. Pursuant to the terms of the Purchase Agreements, the Company sold shares of its common stock (the “Shares”) and (ii) warrants to purchase shares of its common stock to each of SF Capital, BayStar, Walker Smith and CVI (the "Offering Warrants").

Pursuant to the Consent, SF Capital, BayStar, Walker Smith and CVI, which together hold 80% of the securities issuable upon exercise of the Offering Warrants, agreed, among other things, effective as of June 8, 2005, to approve and consent to the issuance, or deemed issuance, of securities of the Company to directors, officers, employees or consultants of the Company pursuant to the Company's 2005 Stock Incentive Plan without any such issuance or deemed issuance triggering any adjustment of the Warrant Price (as defined in the Purchase Agreement) pursuant to Section 2(d) of the Offering Warrants.

The description of the terms and conditions of the Consent set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent attached hereto as Exhibit 10.93 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: September 29, 2005	By:	/s/ Joseph DeVivo

Joseph DeVivo President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.93
Approval and Consent dated as of September 23, 2005 by and among RITA Medical Systems, Inc., SF Capital Partners Ltd., BayStar Capital II, L.P., Walker Smith Capital (and its affiliates) and Capital Ventures International